Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use on Form S-1 of our report dated April 2, 2021, relating to the financial statements of First Advantage Corporation (formerly “Fastball Intermediate, Inc.”). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, GA

May 28, 2021